UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 7, 2010

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	000-50697	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, 22nd Floor, Building East, New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Stockholders

(a)           At 8:30 a.m. (Central Time) on June 7, 2010, Ares Capital Corporation (the “Registrant”) held the 2010 Annual Meeting of Stockholders at The Elysian Hotel, located at 11 East Walton Street, Chicago, Illinois, United States 60611 (the “Annual Meeting”).

(b)           The issued and outstanding shares of stock of the Registrant entitled to vote at the Annual Meeting consisted of 191,688,014 shares of common stock outstanding on the record date, May 5, 2010.  The common stockholders of the Registrant voted on three matters at the Annual Meeting, all of which were approved.  The final voting results from the Annual Meeting were as follows:

(1)           A proposal to elect three directors to serve for a term of three years, and until their successors are duly elected and qualify.

	FOR	WITHHELD	BROKER NON-VOTES
Frank E. O’Bryan	117,865,276	3,690,686	24,592,805
Antony P. Ressler	113,122,599	8,433,363	24,592,805
Eric B. Siegel	116,657,699	4,898,263	24,592,805

(2)           A proposal to ratify the selection of KPMG LLP as Ares Capital’s independent registered public accounting firm for the year ending December 31, 2010.

FOR	AGAINST	ABSTAIN
141,736,590	3,962,687	449,490

(3)           A proposal to authorize the Registrant, with the approval of its board of directors, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share subject to certain limitations (including, without limitation, that the number of shares issued does not exceed 25% of its then outstanding common stock).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
103,812,117	16,716,629	1,027,216	24,592,805

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: June 7, 2010

	By:	/s/ Richard S. Davis
	Name:	Richard S. Davis
	Title:	Chief Financial Officer